UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Jingbo Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56570	47-3240707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China	310000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 57187197085

Savmobi Technology, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

On December 14, 2023, the sole director of Jingbo Technology, Inc. (f/k/a Savmobi Technology, Inc), a Nevada corporation (the “Company”), approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-200 (the “Reverse Stock Split”). Under Nevada Revised Statutes (“NRS”) Section 78.207, the Company may decrease its authorized shares of Common Stock and correspondingly decrease its number of issued and outstanding shares of Common Stock by resolution adopted by the board of directors, without obtaining the approval of the stockholders. The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to NRS Section 78.209 with the Secretary of State of the State of Nevada on February 5, 2024.

As a result of the filing of the Certificate, the number of shares of the Company’s authorized Common Stock was reduced from 10,000,000,000 shares to 50,000,000 shares and the issued and outstanding number of shares of the Company’s Common Stock was correspondingly decreased to 5,309,500. There was no change to the par value of the Company’s Common Stock.

Split Adjustment; Treatment of Fractional Shares:

The total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 20, with such resulting number of shares rounded up to the nearest whole share upon the effectiveness of the Reverse Stock Split. The Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Certificated and Non-Certificated Shares:

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, TRANSFER ONLINE, INC. at the address set forth below. Transfer Online, Inc. will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

Transfer Online, Inc.

512 SE Salmon St.

Portland, OR 97214

Capitalization:

The Reverse Stock Split has no effect on the par value of the Common Stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description under Item 3.03 above of the reduction in the number of shares of the Company’s authorized and issued and outstanding Common Stock is incorporated by reference herein.

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On March 8, 2023, the Company changed its name from Savmobi Technology, Inc. to Jingbo Technology, Inc. (the “Name Change”) by filing a certificate of amendment with the Nevada Secretary of State.

On February 8, 2024, Financial Industry Regulatory Authority (“FINRA”) announced the Company’s Name Change and Reverse Stock Split, which will become effective on February 9, 2024.

The Common Stock is quoted for trading on the OTC Markets Inc. OTC Pink Market under the symbol “SVMB.” The change in the shares will be effective at the open of business on February 9, 2024, under a new symbol “SVMBD”. The “D” will be removed in 20 business days and the symbol will then change back to “SVMB.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment for the Name Change filed with the Secretary of State of the State of Nevada on March 8, 2023.
3.2	Certificate of Change filed with the Secretary of State of the State of Nevada on February 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jingbo Technology, Inc.

Date: February 8, 2024	By:	/s/ Guowei Zhang
Guowei Zhang, Chief Executive Officer

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